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                                                                   EXHIBIT 99.11


                         CERTIFICATE OF REPRESENTATIONS
                                       OF
                            PARADYNE NETWORKS, INC.

         Reference is hereby made to that certain Agreement and Plan of Merger (the "Agreement") made and entered into as of _______ __, 2001, by and among PARADYNE NETWORKS, INC. ("Phoenix"), a corporation organized and existing under the laws of Delaware, PHOENIX MERGER SUB INC., a corporation organized and existing under the laws of Delaware, and a wholly owned direct subsidiary of Phoenix ("Merger Sub"), and EMERALD INC. ("Emerald"), a corporation organized and existing under the laws of Delaware, which sets forth the terms and conditions of the merger of Merger Sub with and into Emerald (the "Merger"). All capitalized terms used herein without definition shall have the meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         Phoenix submits this certificate to be relied upon by Alston & Bird LLP and Hunton & Williams in connection with the rendering of opinions with respect to certain of the tax consequences of the Merger. Phoenix hereby certifies that each of the following facts and representations is true, correct, and complete on the date hereof and will be true, correct and complete on the date the Merger is consummated (the "Effective Time"), unless and until Phoenix notifies Alston & Bird LLP and Hunton & Williams to the contrary in writing prior thereto. Phoenix acknowledges that the tax opinions of Alston & Bird LLP and Hunton & Williams may not be relied upon if any of the facts or representations contained in this certificate should prove to be inaccurate or incomplete in any material respect.

         1. The fair market value of the Phoenix stock and any other consideration received by each stockholder of Emerald in the Merger will be approximately equal to the fair market value of the Emerald stock surrendered in exchange therefor.

         2. In the Merger, shares of Emerald stock representing Control of Emerald will be exchanged solely for voting stock of Phoenix. For purposes of this certificate, "Control" means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other outstanding class of stock. For purpose of this representation, shares of Emerald stock exchanged for cash or other property originating with Phoenix, including cash paid to dissenting stockholders, if any, will be treated as outstanding Emerald stock as of the Effective Time.

         3.       Prior to the Merger, Phoenix will be in Control of Merger Sub.

         4. Immediately following the Merger, Emerald will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger, and to Phoenix's knowledge, Emerald will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets that Emerald held immediately prior to the Merger. For purposes of this representation, amounts paid by Emerald or Merger Sub to dissenters, if any, amounts paid by Emerald or Merger Sub to stockholders who receive cash or other property in the Merger, amounts used by Emerald or
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Merger Sub to pay reorganization expenses, and all redemptions and distributions
(except for regular, normal dividends consistent with Emerald's historic dividend practice) made by Emerald immediately preceding the Merger, or otherwise in connection with the Merger, will be included as assets of Emerald or Merger Sub, respectively, held immediately prior the Merger. In addition, assets disposed of by Emerald in contemplation of the Merger will be considered assets held by Emerald immediately prior to the Merger.

         5. Other than fractional share interests which Phoenix may redeem for cash, none of (i) Phoenix, (ii) any member of Phoenix's affiliated group as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code (including but not limited to Merger Sub) (iii) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is owned directly or indirectly by Phoenix, or (iv) any entity that is treated as a partnership for federal income tax purposes and has as an owner a corporation described in (i), (ii) or (iii) of this paragraph, has the intent to, at the time of the Merger, or shall, in a transaction that may be considered in connection with the Merger, acquire or redeem (directly or indirectly, actually or constructively) any shares of Phoenix stock issued in connection with the Merger, except for repurchases pursuant to a stock repurchase program that meets the following requirements:

         (a) the number of shares that may be repurchased pursuant to the stock repurchase program does not exceed the total number of shares of Phoenix stock that were issued and outstanding immediately prior to the Merger;
         (b) the repurchases will be made following the Merger and will be made on the open market through a broker for the then prevailing market price;
         (c) the stock repurchase program is not a matter that was or will be negotiated with Emerald or the stockholders of Emerald;
         (d) there is not and will not be any understanding between the shareholders of Emerald and Phoenix that the ownership by the shareholders of Emerald of the Phoenix stock received pursuant to the Merger would be transitory;
         (e) because of the mechanics of an open market purchase, Phoenix will not know the identity of any seller of Phoenix stock pursuant to the stock repurchase program, nor will any former Emerald stockholder who sells Phoenix stock know whether or not Phoenix is the buyer; and
         (f) without regard to the stock repurchase program, a market exists for the Phoenix stock that will be issued pursuant to the Merger.

For purposes hereof, an entity described in (ii), (iii), or (iv) shall be referred to as a Phoenix Related Party. An entity will be treated as a Phoenix Related Party if the requisite relationship exists immediately before or immediately after the acquisition or redemption. In addition, an entity (other than Emerald or any Emerald Related Party, as defined below) will be treated as a Phoenix Related Party if the requisite relationship is created in connection with the Merger. An Emerald Related Party means any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value all classes of stock is owned directly or indirectly by Emerald.

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         6.       Phoenix does not have any plan or intention to liquidate
Emerald, to merge Emerald with or into another corporation, to sell or otherwise dispose of the stock of Emerald, except for transfers of stock to other corporations in Phoenix's Qualified Group. For purposes hereof, Phoenix's "Qualified Group" means one or more chains of corporations connected through stock ownership with Phoenix where Phoenix Controls at least one of the corporations and Control of each of the corporations is owned by one of the other corporations.

         7. Phoenix does not have any plan or intention to cause Emerald to sell or otherwise dispose of or transfer any of its assets, except for dispositions made in the ordinary course of business, and transfers made to other corporations that are members of Phoenix's Qualified Group.

         8. Following the Merger, Emerald or other corporations that are members of Phoenix's Qualified Group will continue the historic business of Emerald or use a significant portion of Emerald's historic assets in a business.

         9. Phoenix has no plan or intention to cause Emerald to issue additional shares of its stock that would result in Phoenix losing Control of Emerald.

         10. In connection with the Merger, none of the shares of Emerald stock has been or will be acquired by Phoenix or a Phoenix Related Party for consideration other than Phoenix Common Stock, except for (a) cash received in lieu of fractional shares of Phoenix Common Stock, and (b) cash paid to dissenting Emerald stockholders pursuant to Section 262 of the General Corporation Law of the State of Delaware.

         11. Phoenix , Merger Sub and Emerald have paid, or will pay, their respective expenses, if any, incurred in connection with the Merger, except as provided in Sections 3.6 and 10.3 of the Agreement.

         12. There is no indebtedness existing between (a) Emerald or any subsidiary of Emerald and (b) Phoenix, Merger Sub or any other subsidiary of Phoenix that was issued was acquired or will be settled at a discount.

         13. Merger Sub will have no liabilities assumed by Emerald, and will not transfer to Emerald any assets subject to liabilities, in the Merger.

         14. None of the compensation received by any stockholder-employees of Emerald will be separate consideration for, or allocable to, any of their shares of Emerald stock; none of the shares of Phoenix stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Emerald will be for services actually rendered and will not exceed amounts paid to third parties bargaining at arm's length for similar services.

         15. Neither Phoenix nor Merger Sub is an investment company. For purposes hereof, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the


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subsidiary's assets, and a corporation shall be considered a subsidiary if its parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an investment company.

         16. Neither Phoenix nor any Phoenix Related Party has at any time owned (directly or indirectly) any Emerald stock during the five (5) year period ending at the Effective Time.

         17. The payment of cash to stockholders of Emerald in lieu of fractional shares of Phoenix stock will not be separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares.

         18. The Agreement (including all exhibits and schedules attached thereto) represents the entire understanding of Merger Sub and Phoenix with respect to the Merger.

         IN WITNESS WHEREOF, Phoenix has caused this Certificate to be duly executed this __th day of _________, 2001.



                                      PARADYNE NETWORKS, INC.


                                      By:
                                               ---------------------------------
                                      Name:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------